Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (a) AND
(b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officer of China Mobility Solutions, Inc. (the “Company”) hereby certifies with respect to the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2006 as filed with the Securities and Exchange Commission (the "10-KSB Report") that to his knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

China Mobility Solutions, Inc.

Date: May 17, 2007	By:	/s/ Xiao-qing Du
Xiao-qing Du
Title President, Chairman of the Board, and Chief Executive Office (Principal ExecutiveOfficer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to China Mobility Solutions, Inc. and will be retained by China Mobility Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.